Exhibit (4)(ii)

MARKET VECTORS COMMODITY TRUST

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

          This Authorized Participant Agreement (the “Agreement”), dated as of _________________, is entered into by and among ____________ (the “Authorized Participant”), Market Vectors Commodity Trust, a Delaware statutory trust (the “Trust”) with respect to each of its series set forth on Exhibit A hereto, as it may be amended from time to time (each, a “Fund”), and Van Eck Absolute Return Advisers Corp., a Delaware corporation, as managing owner of the Trust and the Funds (the “Managing Owner”).

SUMMARY

          As provided in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as it may be amended from time to time (the “Trust Agreement”) as currently in effect and described in the Prospectus (defined below), common units of fractional undivided beneficial interest in and ownership of a Fund (the “Shares”) may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of a specified number of Shares stated in a Fund’s Prospectus (each aggregation, a “Basket”). Baskets are offered only pursuant to a registration statement of the Trust with respect to a Fund on Form S-1, as amended, as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of a Fund (collectively, the “Registration Statement”) together with each Fund’s current prospectus (the “Prospectus”) included therein. Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, authorized participants, which may be made (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Baskets and Redemption Baskets, such processes being referred to herein as the “CNS Clearing Process,” or (ii) if outside the CNS Clearing Process, only through the facilities of the Depository Trust Company (“DTC”) (the “DTC Process”), or a successor depository, and only in exchange for cash. This Agreement and the Procedures (defined below) set forth the specific procedures by which the Authorized Participant may create or redeem Baskets.

          Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement or Authorized Participant Procedures Handbook set forth in Attachment A hereto, as it may be amended, modified or supplemented from time to time (the “Procedures”). To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the Prospectus, the provisions of the Prospectus shall control. For the avoidance of doubt, any action that is referred to herein as an action being taken by the Managing Owner may be taken by a party whom the Managing Owner has duly authorized to take such action.

          To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

               Section 1. Order Placement. To place orders for the Managing Owner (or its agent) to create or redeem one or more Baskets, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the Procedures.

               Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

                    (a) The Authorized Participant hereby represents, covenants and warrants that with respect to Creation Orders or Redemption Orders of Creation Baskets or Redemption Baskets,

respectively, of any Fund (i) through the CNS Clearing Process, it is a member of the NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a participant of DTC (as such a participant, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement and the Authorized Participant shall give immediate notice to the Managing Owner of such event.

                    (b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. In connection with the purchase or redemption of Baskets and any related offers or sales of Shares, the Authorized Participant will maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable U.S. federal laws, including, without limitation, the prospectus delivery requirements of Section 5 of the 1933 Act and those applicable to securities and commodities transactions, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws, FINRA Conduct Rules and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) if it is a FINRA member, to the extent the foregoing relates to the Authorized Participant’s transactions in and activities with respect to Shares. The Authorized Participant will not directly or indirectly offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

                    (c) The Authorized Participant understands and acknowledges that the proposed method by which Baskets will be created and traded may raise certain issues under applicable securities laws. The Authorized Participant understands and acknowledges that, for example, because new Shares can be created and issued on an ongoing basis, at any point during the valid existence of the Trust, a “distribution,” as such term is used in the Securities Act of 1933, as amended (“1933 Act”), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting Orders (defined below).

                    (d) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(a)(ii) above, the Authorized Participant will, in connection with such offers and sales, (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the prospectus delivery and other requirements of the 1933 Act and the Commodities Exchange Act (the “CEA”), and applicable regulations promulgated thereunder by the SEC, Commodity Futures Trading Commission (“CFTC”) and National Futures Association (“NFA”), and (iii) conduct its business in accordance with the NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Authorized Participants transactions in, and activities with respect to, Shares.

                    (e) The Authorized Participant is in compliance with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the

“USA PATRIOT Act”), and the regulations promulgated thereunder, and has established and presently maintains policies and procedures requiring the Authorized Participant to obtain and verify information about the identity of the Authorized Participant’s customers and which are reasonably designed to ensure that the Authorized Participant is not being used as a conduit for money laundering or other illicit purposes; and the Authorized Participant has verified the identity of each of the Authorized Participant’s customers and made reasonable inquiries regarding the source of funds credited to such customer’s account, and to the best of the its knowledge, no transaction through any such account is prohibited by applicable law, regulation or rule.

                    (f) The Authorized Participant acknowledges that in addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act, it and any other participant in the distribution of the Shares purchased by the Authorized Participant may have an obligation to comply with the prospectus delivery requirements under the CEA. The Managing Owner agrees that if it becomes aware of any new delivery or disclosure requirement under the 1933 Act or the CEA relating to Shares, other than the current obligation to deliver the Prospectus, it shall use reasonable efforts to advise the Authorized Participant of such requirement(s).

                    (g) The Authorized Participant agrees not to enforce against the Trust and Managing Owner any patent rights with respect to the business of the Trust. For avoidance of doubt, this provision will only be effective during time periods in which the Agreement is in effect and shall not survive termination thereof.

               Section 3. Orders.

                    (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Managing Owner may issue, or caused to be issued, additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant will comply with such procedures of which it has received notice delivered in accordance with Section 17(c).

                    (b) The Authorized Participant acknowledges and agrees that each order to create a Basket (a “Purchase Order”) and each order to redeem a Basket (a “Redemption Order”, and each Purchase Order and Redemption Order, an “Order”) delivered to the Managing Owner, or the Managing Owner’s designee, may not be revoked by the Authorized Participant after such delivery.

                    (c) The Authorized Participant acknowledges and agrees it is acting solely as principal and not on behalf of any party for which it is acting (whether such party is a customer or otherwise), and that each Order may not be withdrawn by the Authorized Participant. A form of Purchase/Redemption Order is attached hereto as Exhibit C.

                    (d) The Managing Owner may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which NYSE Arca and any of the exchanges identified in a Fund’s Prospectus as an exchange on which the Fund’s investments are traded (each, an “Exchange”) or any other exchange material to the valuation or operation of the Fund is closed other than for customary holidays or weekend closings or when trading is suspended or restricted in any of the Fund’s investments; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

                    (e) The Managing Owner, or its designee, shall also have the absolute right, but shall have no obligation, to reject any Purchase Order if: (i) it determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time; (ii) it determines that such Purchase Order is not in proper form; (iii) it has determined such Purchase Order would have adverse tax consequences to the Trust or to the Beneficial Owners; (iv) the acceptance or receipt of such Purchase Order could, in the opinion of counsel to the Managing Owner be unlawful; or (v) if circumstances outside the control of the Managing Owner, or its designee, make it for all practical purposes not feasible to process creations of Baskets. The Managing Owner, or its designee, shall have no liability to any person for rejecting any Purchase Order.

                    (f) The Managing Owner, or its designee, shall reject any Redemption Order if: (i) the fulfillment of which its counsel advises would be illegal; (ii) it is determined by the Managing Owner, or its designee, not to be in proper form; or (iii) as a result of the Redemption Order, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares required to remain outstanding for a Fund under applicable exchange rules. The Managing Owner, or its designee, shall have no liability to any person for rejecting a Redemption Order in such circumstances.

                    (g) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the applicable Settlement Time: (i) for any period during which any of the Exchanges or any other exchange material to the valuation or operation of the Fund is closed other than for customary holidays or weekend closings or when trading is suspended or restricted in any of the Fund’s investments; (ii) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

                    (h) The Managing Owner may reject a previously placed Purchase Order or a Redemption Order at any time prior to the Order Cut-Off Time, if in the sole discretion of the Managing Owner, the execution of such an order would not be in the best interest of the Fund or its shareholders.

                    (i) (i) Solely with respect to Creation Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the transmission to the NSCC on behalf of the Authorized Participant by The Bank of New York Mellon (the “Transfer Agent”) such instructions consistent with the instructions issued by the Authorized Participant. The Authorized Participant agrees to be bound by the terms of such instructions issued and reported to NSCC by the Transfer Agent as though such instructions were issued by the Authorized Participant directly to NSCC.

               Section 4. Fees. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets and to reimburse the Trust for transaction-related expenses, an Authorized Participant is required to pay a transaction fee prescribed in the Prospectus (“Transaction Fee”). An order may include multiple Baskets. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

               Section 5. Authorized Persons. Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Managing Owner, or its designee, a certificate, duly notarized and certified as appropriate by its secretary or other duly authorized official, in the form of Exhibit B, setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Managing Owner may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Managing Owner, or its designee, receives a superseding certificate bearing a subsequent date and duly notarized and certified as described above. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Managing Owner and such notice shall be effective upon receipt by the Managing Owner. The Managing Owner shall issue, or caused to be issued, to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Managing Owner. If the Authorized Participant’s PIN Number is compromised in any way, the Authorized Participant shall contact the Transfer Agent immediately in order for a new one to be issued.

               Section 6. Redemption. The Authorized Participant represents and warrants that it will not initiate a Redemption Order (as described in the Procedures) with the Managing Owner for the purpose of redeeming a Basket unless (i) it or its customer, as the case may be, owns outright or has the full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which, under the circumstances, would preclude the delivery of such Baskets to the Managing Owner on the Business Day following the Redemption Order Date. A “Business Day” means any day other than a day when any of Exchanges is closed for regular trading.

               Section 7. Role of Authorized Participant.

                    (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall be deemed to be an independent contractor and shall have no authority to act as agent for the Trust, any Fund or the Managing Owner in any matter or in any respect.

                    (b) The Authorized Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

                    (c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant (“Indirect Participant”), or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

                    (d) The Authorized Participant will maintain records of all sales of Baskets made by or through it and, upon reasonable request of the Managing Owner, except if prohibited by applicable law and subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, will furnish the Managing Owner with the names and addresses of the purchasers of such Baskets and the number of Baskets purchased if and to the extent that the Managing Owner has been requested to provide such information to a governmental authority or self-regulatory organization having jurisdiction over the Trust or the Managing Owner or their activities arising under this Agreement, including, without limitation, the SEC, FINRA, CFTC, NFA or the Internal Revenue Service (the “Regulatory Authorities”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be Confidential Information (as defined in Section 19) and shall not be used for any purpose other than to satisfy requests of Regulatory Authorities.

                    (e) Upon reasonable request by the Managing Owner, the Authorized Participant will, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, provide the Managing Owner written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the number of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request, with respect to the Trust. In addition, the Trust may from time to time be obligated to deliver prospectuses, proxy materials, annual or other reports of a Fund or other similar information (“Fund Documents”) to the Fund’s shareholders. The Authorized Participant agrees (i) subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Managing Owner in ascertaining certain information regarding sales of Baskets made by or through the Authorized Participant that is necessary for the Trust to comply with such obligations upon written request of the Managing Owner or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Fund Documents to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Trust, the Managing Owner or its designee of sufficient quantities of such Fund Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Managing Owner in accordance with usual custom and practice in respect of such communications. The Managing Owner agrees that the names, addresses and other information concerning the Authorized Participants customers are and shall remain the sole property of the Authorized Participant, and none of the Managing Owner, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the Fund to meet its regulatory requirements as set forth in Section 7(d) and in this Section 7(e) of the Agreement.

                    (f) The Authorized Participant agrees that, in connection with any sales of the Shares, it will not charge a commission to its customers in excess of one percent (1%) of the gross offering proceeds registered under each effective registration statement as provided under the “Plan of Distribution – Summary of Items of Value Pursuant to FINRA Rule 2310” section of the applicable Fund’s Prospectus. Such commission may only be charged by a broker-dealer registered as such under the Exchange Act and which is a member of FINRA.

               Section 8. Indemnification.

                    (a) The Authorized Participant hereby indemnifies and holds harmless the Trust, each Fund and the Managing Owner and their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable costs of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party, the Trust or each Fund that is not consistent with the Fund’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Funds, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

                    (b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act (each, a “Managing Owner Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement as originally declared effective by the SEC or in any amendment thereof, or in any Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the applicable Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Registration Statement or such Prospectus.

                    (c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

                    (d) The indemnity agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner, for itself and on behalf of each Fund, Managing Owner Indemnified Party, and the Authorized Participant agree promptly to notify, to the extent practicable and legally permissible, each other of the commencement of any proceeding against it or any AP Indemnified Party or Managing Owner Indemnified Party, as the case may be, and, in the case of the Managing Owner, against any of the Managing Owner’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

               Section 9. Liability.

                    (a) Limitation of Liability. In the absence of gross negligence, bad faith or willful misconduct, neither the Managing Owner, whether acting on its own behalf or on behalf of a Fund, nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or a third party or out of any interruption or delay in the electronic means of communications used by them.

                    (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner, the Trust or a Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

                    (c) Fund and Shareholder Liability. The parties hereto hereby agree and acknowledge that the Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. and the Trust has separately entered into this Agreement with respect to each Fund. Accordingly, the obligations of the Trust with respect to each Fund set forth in this Agreement are limited obligations with respect to each Fund and the parties hereto hereby agree to look solely to the assets of the particular Fund in satisfaction for payment in respect of any claim against or obligation of such Fund and not against the assets of the Trust generally or the assets of any other Fund or series of the Trust. In addition, if any claim of the Authorized Participant against a Fund or the Trust is secured in whole or in part, the Authorized Participant hereby waives (under Section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) its right to have any deficiency claims (which may arise in the event such security is inadequate to satisfy such claims) treated as unsecured claims against the Trust or any Fund (other than the Fund against which the claim is made), as the case may be. Further, the parties hereto agree and acknowledge that this Agreement is not binding upon the Shareholders (as defined in the Trust Agreement) of the Trust individually but is binding only upon the assets and property of the applicable Funds as provided in the previous sentence and no recourse shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim arising under or relating to this Agreement.

               Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust, and represents that it has reviewed and understands such documents. The Managing Owner and the Trust agree to process Orders, or cause their agents to process Orders, in accordance with the provisions of the Prospectus of the Trust, the Trust Agreement and the Procedures.

               Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form, as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon written notice to the Authorized Participant by the Managing Owner in the event of a material breach by the Authorized Participant of this

Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(k); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement. Termination of this Agreement as to any Fund shall not constitute termination as to any other Fund unless notice is given specifically as to such other Fund. This Agreement supersedes any prior agreement between the parties hereto with respect to the subject matter contained herein.

               Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

                    (a) The Authorized Participant represents, warrants and covenants that, without the written consent of the Managing Owner, the Authorized Participant (i) will not, in connection with any sale or solicitation of a sale of Shares, make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations not inconsistent with (A) the then-current Prospectus of the applicable Fund, (B) printed information approved by the Managing Owner as information supplemental to such Prospectus, (C) any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, or (D) other information and materials filed by the Trust with the SEC or made available on any website controlled by the Managing Owner or the applicable Fund, and (ii) will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Party, any Fund or the Trust that are inconsistent with the Fund’s then-current Prospectus. Copies of the then-current Prospectus of the Funds and any such printed supplemental information or amendments thereto will be supplied by, or caused to be supplied by, the Managing Owner to the Authorized Participant in reasonable quantities upon request.

                    (b) The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities and commodities laws. In connection therewith, the Authorized Participant will provide each prospective purchaser of a Fund with a copy of the Funds Prospectus.

                    (c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner, or its designee, may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to _______________ (or to such other address as may be provided by the Authorized Participant from time to time) in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Managing Owner, or the Managing Owner’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, in paper form from the Managing Owner or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Managing Owner will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

                    (d) For as long as this Agreement is effective, if required by the SEC, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in any section of the Prospectus included within the Registration Statement as may be required by the SEC; and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement, and (ii) the Managing Owner will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

               Section 13. Certain Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of each Fund, covenants and agrees:

                    (a) to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of each Fund, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

                    (b) to furnish directly or cause to be furnished to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment; (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429 under the 1933 Act; and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, such customary documents and certificates in form and content as reasonably requested and agreed; and

                    (c) to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust’s reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

               Section 14. Third Party Beneficiaries. Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each Managing Owner Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Managing Owner, a Fund or their respective agents (including by bringing proceedings against the Managing Owner, a Fund or their respective agents in its own name) to enforce any obligation of the Managing Owner, a Fund or their agents under this Agreement which directly or indirectly benefits such Managing Owner Indemnified Person.

                Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

               Section 16. Ambiguous Instructions. If a Purchase Order Form or a Redemption Order Form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Managing Owner will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Managing Owner. If the Managing Owner is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

          Section 17. Miscellaneous.

                    (a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Managing Owner, without consent of the Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Managing Owner will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 17(c) below. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms.

                    (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                    (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, electronic mail, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust or any Fund shall be given or sent to the Managing Owner. All notices shall be directed to the address or telephone or facsimile numbers or electronic mail addresses indicated below the signature line of the parties on the signature page hereof.

                    (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                    (e) Assignment and Delegation. Neither this Agreement nor any of the rights, duties or obligations hereunder shall be assigned or delegated by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Managing Owner may assign or delegate its rights, duties or obligations hereunder to the Transfer Agent or the Marketing Agent by advance written notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment or delegation in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

                    (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. Each party hereby waives its right to a trial by jury of any claim arising under or in connection with this Agreement. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York. The provisions of this Section 17(f) shall survive any termination of this Agreement, in whole or in part.

                    (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

                    (h) No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Managing Owner, the Trust or any Fund, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

                    (i) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                    (j) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

                    (k) Severance. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, unless the Managing

Owner determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner’s notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner shall so notify the Authorized Participant immediately.

                    (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

                    (m) Survival. Section 8 (Indemnification) and Section 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

                    (n) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

          Section 18. No Promotion. Except as provided in Section 12(d) of this Agreement, each of the Trust and the Managing Owner agrees that it will not, without the prior written consent of the Authorized Participant in each instance, (i) use in advertising, publicity or otherwise the name of the Authorized Participant or any affiliate of the Authorized Participant, or any partner or employee of the Authorized Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust or the Managing Owner has been approved or endorsed by the Authorized Participant.

          Section 19. Confidentiality.

                    (a) The Managing Owner and the Trust (the “Managing Owner Parties”) and the Authorized Participant shall maintain in confidence, use only for the purposes provided for in this Agreement, and not disclose to any third party, without first obtaining the consent in writing of the Authorized Participant (in the case of disclosure by the Managing Owner Parties) or the Managing Owner (in the case of disclosure by the Authorized Participant), any and all Confidential Information (as defined below) receives from the other party; provided, however, that either such party may disclose Confidential Information received from the other such party to those of its internal and external representatives as may be necessary for such party to carry out its obligations under this Agreement.

                    (b) Confidential Information shall mean all information or data of a party or its customers that is disclosed to or received by the other party, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to such party’s business or operations, research and development, marketing plans or activities, or actual or potential products.

                    (c) Notwithstanding the provisions of this Agreement to the contrary, the Managing Owner Parties shall have no liability to the Authorized Participant and the Authorized Participant shall have no liability to the Managing Owner Parties for the disclosure or use of any Confidential Information of the other party if the Confidential Information:

                              (i) is known to the party disclosing the Confidential Information (the Disclosing Party) at the time of disclosure other than as the result of a breach of this Section 19 by the Disclosing Party;

                              (ii) has been or becomes publicly known, other than as the result of a breach of this Section 19 by the Disclosing Party, or has been or is publicly disclosed by the other party;

                              (iii) is received by Disclosing Party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to the other party); or

                              (iv) is required to be disclosed by law or similar compulsion or in connection with any legal proceeding or request for information on behalf of a governmental authority or self-regulatory organization, provided that the Disclosing Party shall promptly inform the other party in writing of such requirement and that such disclosure shall be limited to the extent so required.

                    (d) The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 19 may cause irreparable and material loss and damage to a Managing Owner Party or the Authorized Participant, as the case may be, which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which a non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 19.

                    (e) The Managing Owner Parties and the Authorized Participant agree that they will use the same degree of care, but no less than a reasonable degree of care, in safeguarding the Confidential Information of the Authorized Participant and the Managing Owner Parties, respectively, as they use for their own Confidential Information of a similar nature. The Managing Owner Parties shall promptly notify the Authorized Participant in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of the Authorized Participant that may come to the attention of a Managing Owner Party. The Authorized Participant shall promptly notify the Managing Owner Parties in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of a Managing Owner Party that may come to the attention of the Authorized Participant.

                    (f) Upon the termination of this Agreement, if requested in writing by a Managing Owner Party or the Authorized Participant, the Managing Owner Parties and the Authorized Participant shall, at the option of each and to the extent permitted by law, promptly destroy or return to the Authorized Participant and the Managing Owner, respectively, all Confidential Information received from the Authorized Participant and the Managing Owner Parties, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of itself, the Trust and each Fund, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

VAN ECK ABSOLUTE RETURN ADVISERS CORP.
Managing Owner of Market Vectors Commodity Trust

By:

Name:
Title:

MARKET VECTORS COMMODITY TRUST

By:

Name:
Title:

[AUTHORIZED PARTICIPANT]

By:

Name:
Title:

EXHIBIT A

SERIES OF MARKET VECTORS COMMODITY TRUST
(As of [●], 2013)

Fund	Registration No.
Market Vectors Low Volatility Commodity ETF	333-179435
Market Vectors Long/Short Commodity ETF	333-179432

EXHIBIT B

AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Market Vectors Commodity Trust Participant Agreement

Authorized Participant: [ ]

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

     The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly authorized to act as Authorized Persons pursuant to the Market Vectors Commodity Trust Participant Agreement by and between [Authorized Participant], the Managing Owner and the Trust dated [date], and that their signatures set forth above are their own true and genuine signatures.

     In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me	By:

this ____ day of ____________, 20_____	Name:

Title:

Date:

Notary Public

EXHIBIT C

PURCHASE/REDEMPTION ORDER FORM

FOR [__________________________________] FUND

CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone order number:	Telex Number
Facsimile number:	Business Number
ALL ITEMS IN PART I MUST BE COMPLETED BY AN AUTHORIZED PARTICIPANT. THE MANAGING OWNER [AND/OR THE MARKETING AGENT], IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM.

I.	TO BE COMPLETED BY AUTHORIZED PARTICIPANT:

Date:	Time:

Broker Name:	Firm Name:

NSCC Participant Number:	DTC Participant Number:

Telephone Number:	Telex Number:

Fax Number:

Type of Order (Check One)

Amount Created Units ([ ] Units)

Amount Written Out

Amount Redeemed Units ([ ] Units)

Amount Written Out:

Order #:

Pursuant to Section 17 CFR 4.21(b), the above-listed Fund may not accept or receive funds, securities or other property from a prospective participant unless it first receives from the prospective participant the following acknowledgment:

IN ADDITION TO THE PLACEMENT OF THE ORDER ABOVE, ON BEHALF OF THE AUTHORIZED PARTICIPANT AS A PROSPECTIVE PARTICIPANT OF THE ABOVE-LISTED FUND, I HEREBY ACKNOWLEDGE AND AFFIRM THAT I HAVE RECEIVED THE PROSPECTUS FOR THE MARKET VECTORS COMMODITY TRUST AND THE ABOVE-LISTED FUND.

By:	_______________________, an Authorized Participant
	Name:	____________________________

ATTACHMENT A

MARKET VECTORS COMMODITY TRUST

AUTHORIZED PARTICIPANT
PROCEDURES HANDBOOK

Scope of Procedures and Overview

This Attachment A to the Participant Agreement supplements this Agreement, the Prospectus and the Trust Agreement (as defined below) with respect to the procedures (the “Procedures”) to be used in processing (1) a creation order for the creation of one or more Baskets (”Creation Order”) of Shares of the series of the Trust (each, a “Fund”) issued by Market Vectors Commodity Trust (the “Trust”) in Creation Baskets of the Fund and a (2) redemption order for the redemption of one or more Baskets (”Redemption Order”) of Shares of the Fund issued by the Trust in Redemption Baskets of the Fund. Shares may be created or redeemed only in aggregations of a specified number of Shares stated in a Fund’s current prospectus (each such block, a “Basket”) for the Fund. The Trust is a Delaware statutory trust with multiple series, including the Fund.

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) of the Trust, dated as of [ ], and as amended from time-to-time, between Wilmington Trust Company, as trustee of the Trust (the “Trustee”) and Van Eck Absolute Return Advisers Corp., as managing owner (the “Managing Owner”) or the Participant Agreement entered into by each Participant with the Trust on behalf of each Fund and the Managing Owner.

Baskets are issued pursuant to the Prospectus and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement.

Creation Orders and Redemption Orders are, collectively, the “Orders.”

“Transfer Agent” means The Bank of New York Mellon.

Authorized Participants (”Participants”) may submit Orders to the Transfer Agent by (i) submitting such Orders through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference as provided in Annex I (the “Website Based Orders”), (ii) facsimile or (iii) telephone to the Transfer Agent Representative and the Managing Owner, as applicable, according to these Procedures as provided in Annex I ((ii) and (iii), collectively, the “Fax/Telephone Based Orders”).

“Order Cut-Off Time” means 1:00 P.M., Eastern Time, on each Business Day.

Baskets may be created and redeemed on any Business Day in exchange for the applicable Creation Basket Capital Contribution or Redemption Basket, respectively, from the Participant.

“Creation Order Date” means an order to create one or more Creation Baskets placed by a Participant with the Transfer Agent by the Order Cut-Off Time on a Business Day.

“Redemption Order Date” means an order to redeem one or more Redemption Baskets placed by a Participant with the Transfer Agent by the Order Cut-Off Time on a Business Day.

“Settlement Time” means the first Business Day following the Creation Order Date or the Redemption Order Date, as applicable.

“Redemption Distribution” means, subject to deduction of any tax or other governmental charges due thereon, the cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value per Basket of a Fund as of the close of the NYSE Arca Core Trading Session or the last to close of the Futures Exchanges on which the Fund’s Designated Contracts or Substitute Contracts (which are listed on futures exchanges other than the Futures Exchanges) are traded, whichever is later, on the Redemption Order Date.

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution and/or the Redemption Basket it intends to transfer to the Fund in exchange for Creation Baskets or redemption proceeds, as applicable, is available for transfer to such Fund in the manner and at the times described in these Procedures.

Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Transfer Agent (the “Transaction Fee”).

ANNEX I

WEBSITE BASED ORDERS
AND
FAX/TELEPHONE BASED ORDERS

CREATION PROCEDURES

1. PLACING A CREATION ORDER.

          Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

          NOTE THAT IF THE PARTICIPANT PLACES A FAX/TELEPHONE BASED ORDER, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE CREATION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE CREATION ORDER. A CREATION ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

          Creation Orders for Creation Baskets may be initiated only on Business Days. Creation Orders may only be made in whole Creation Baskets of the Fund.

          To begin a Creation Order, the Participant must telephone the Transfer Agent at 718.315.7500 or such other number as the Managing Owner designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Participant (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Participant place the Creation Order. To do so, the Participant must provide the appropriate ticker symbol when referring to the Fund. After the Participant has placed the Creation Order, the Transfer Agent will read the Creation Order back to the Participant. The Participant then must affirm that the Creation Order has been taken correctly by the Transfer Agent. If the Participant affirms that Creation Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Participant. All Creation Orders may also be placed by the Participant as a Website Based Order by the Order Cut-Off Time.

          PLEASE NOTE: A CREATION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE FUND, A CREATION ORDER FOR CREATION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE CREATION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

          Subject to the conditions that a properly completed telephone Creation Order has been placed by the Participant not later than the Order Cut-Off Time, the Managing Owner will accept the Creation Order on behalf of the Trust and will confirm in writing to the Participant that its Creation Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Creation Order is received. Once the Creation Order has been approved by the Managing Owner, the Managing Owner will sign or time-stamp the Creation Order and send that Creation Order to the Transfer Agent.

3. QUALITY ASSURANCE.

          After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Creation Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Creation Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Creation Order within 15 minutes after the Creation Order has been called into the Transfer Agent.

4. REJECTING OR SUSPENDING CREATION ORDERS.

          The Managing Owner or its designee reserves the absolute right to reject acceptance of a Creation Order if: (i) the Managing Owner, or its designee, determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time; (ii) it is determined by the Managing Owner, or its designee, not to be in proper form; (iii) the Managing Owner, or its designee, has determined such Purchase Order would have adverse tax consequences to the Trust or to the Beneficial Owners; (iv) the acceptance or receipt of such Purchase Order could, in the opinion of counsel to the Managing Owner be unlawful; or (v) if circumstances outside the control of the Managing Owner, or its designee, make it for all practical purposes not feasible to process creations of Baskets. The Managing Owner or its designee shall notify the Participant of a rejection or revocation of any Creation Order.

          The Managing Owner may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which an Exchange or any other exchange material to the valuation or operation of a Fund is closed other than for customary holidays or weekend closings or trading is suspended or restricted in any of the Fund’s investments; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner or its designee may not revoke a previously accepted Creation Order, as defined in Section 2 of this Annex.

          The Managing Owner or its designee is not liable to any person or in any way for any loss or damages that may result from any such rejection or suspension.

5. CONTRACTUAL SETTLEMENT.

          (a) Through the CNS Clearing Process

          Except as provided below, the Creation Basket Capital Contribution must be made in same day funds through the NSCC to a DTC account maintained by the Custodian on or before the Settlement Time, after acceptance of the Creation Order, together with the applicable Transaction Fee. A Creation Basket of the Fund will be issued to the Participant at the Settlement Time through the CNS system assuming timely payment of the Creation Basket Capital Contribution and the Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and Participant have entered into.

          (b) Outside the CNS Clearing Process:

          The Creation Basket Capital Contribution must be delivered to an account maintained by the Custodian on or before the Settlement Time.

          The Creation Basket will be credited to the Participant at the Settlement Time.

REDEMPTION PROCEDURES

1. PLACING A REDEMPTION ORDER.

          Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

          NOTE THAT IF THE PARTICIPANT PLACES A FAX/TELEPHONE BASED ORDER, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE REEMPTION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REEMPTION ORDER. A REEMPTION ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

          Redemption Orders for Redemption Baskets may be initiated only on Business Days. Redemption Orders may only be made in whole Redemption Baskets of each Fund.

          To begin a Redemption Order, the Participant must telephone the Transfer Agent at 718.315.7500 or such other number as the Managing Owner designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Participant (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Participant place the Redemption Order. To do so, the Participant must provide the appropriate ticker symbol when referring to the Fund. After the Participant has placed the Redemption Order, the Transfer Agent will read the Redemption Order back to the Participant. The Participant then must affirm that the Redemption Order has been taken correctly by the Transfer Agent. If the Participant affirms that Redemption Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Participant. All Redemption Orders may also be placed by the Participant as a Website Based Order by the Order Cut-Off Time.

          PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE FUND, A REDEMPTION ORDER FOR REDEMPTION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE REDEMPTION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

          Subject to the conditions that a properly completed telephone Redemption Order has been placed by the Participant not later than the Order Cut-Off Time, the Managing Owner will accept the Redemption Order on behalf of the Trust and will confirm in writing to the Participant that its Redemption Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Redemption Order is received. Once the Redemption Order has been approved by the Managing Owner, the Managing Owner will sign or time-stamp the Redemption Order and send that Redemption Order to the Transfer Agent.

3. QUALITY ASSURANCE.

          After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Redemption Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Redemption Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Redemption Order within 15 minutes after the Redemption Order has been called into the Transfer Agent.

4. REJECTING OR SUSPENDING REDEMPTION ORDERS.

          The Managing Owner, or its designee, shall reject any Redemption Order if: (i) the fulfillment of which its counsel advises would be illegal; (ii) it is determined by the Managing Owner, or its designee, not to be in proper form; or (iii) as a result of the Redemption Order, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares required to remain outstanding for a Fund under applicable exchange rules.

          The Managing Owner or its designee may, in its discretion, suspend the right of redemption, or postpone the Settlement Time: (i) for any period during which any of the Exchanges or any other exchange material to the valuation or operation of the Fund is closed other than for customary holidays or weekend closings or when trading is suspended or restricted in any of the Fund’s investments; (ii) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the shareholders. The Managing Owner shall notify the Participant of a rejection or revocation of any Redemption Order. The Managing Owner or its designee may not revoke a previously accepted Redemption Order, as defined in Section 2 of this Annex.

          The Managing Owner or its designee is not liable to any person or in any way for any loss or damages that may result from any such rejection, suspension or postponement.

5. CONTRACTUAL SETTLEMENT.

          (a) Through the CNS Clearing Process

          Except as provided below, the Redemption Baskets must be delivered through the NSCC to a DTC account maintained by the Custodian on or before the Settlement Time, after acceptance of the Redemption Order, together with receipt of the Transaction Fee. The Redemption Distribution will be credited to the Participant at the Settlement Time through the NSCC’s Continuous Net Settlement (CNS) system, assuming timely delivery of Redemption Baskets and the Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and Participant have entered into.

          (b) Outside the CNS Clearing Process

          The Redemption Baskets must be delivered to an account maintained by the Custodian on or before the Settlement Time.

          The Redemption Distribution will be paid to the Participant at the Settlement Time.